FOR IMMEDIATE RELEASE

For more information, contact:
Deb Thornton
Daegis
(916) 218-4779
dthornton@daegis.com

DAEGIS REPORTS FISCAL 2013 FIRST QUARTER
FINANCIAL RESULTS

•   Hired Chuck Pindell as Vice President of Sales & Marketing
•   Paid down $1.8 million in debt
•   Sold trade name for $1.0 million

ROSEVILLE, Calif., – August 28, 2012 – Daegis (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2013 first quarter, ended July 31, 2012.

First quarter total revenue was $9.6 million, compared to $11.5 million in the first quarter last year. Electronic discovery revenue was $4.1 million, compared to $6.0 million in the comparable period last year. Revenue for the Company’s database, archive and migration business segment was $5.6 million, compared to $5.5 million in the first quarter of fiscal 2012. Adjusted EBITDA for the quarter was $1.1 million, or 12% of revenue, compared to $1.9 million, or 16% of revenue, in the comparable quarter last year (see reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income).

First quarter GAAP net income was $157,000, or $0.00 per share, including the impact of the sale of the trade name for $1.0 million. This compared to a net loss of $1.8 million, or $0.12 loss per share, in the first quarter of fiscal 2012. Non-GAAP net income was $257,000, or $0.02 per share, compared to $779,000, or $0.05 per share last year (see reconciliation table). The Company generated cash from operations of $581,000 during the first quarter.

Cash and cash equivalents at July 31, 2012 were $4.3 million, compared to $4.8 million reported at April 30, 2012. Total outstanding debt decreased approximately $1.8 million to $19.5 million, compared to $21.3 million at April 30, 2012.

Commenting on results, Chief Executive Officer Todd Wille said, “Our database, archive and migration business segment performed as expected, growing 1.4% during the quarter. We saw traction with our Composer migration solutions, closing several deals that created a $2.3 million revenue backlog as of July 31, 2012. In our eDiscovery business under Deborah Jillson’s leadership, we attracted renowned eDiscovery sales veteran, Chuck Pindell as our new vice president of sales and marketing. Together they bring a proven track record in sales execution and revenue growth. We believe the strengthening of the Daegis eDiscovery leadership team and the strong differentiation of the Daegis eDiscovery Platform will serve as the foundation for the long-term success of the eDiscovery business.”

Investor Conference Call

Management will host a conference call today, August 28, 2012, at 2:00 p.m. PT (5:00 p.m. ET) to review the first quarter 2013 financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers and providing the company name. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.daegis.com. A replay of the call will be available approximately two hours following the end of the call through 11:59 p.m. ET on September 6, 2012 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4561265#.

About Daegis
Daegis delivers eDiscovery and information management solutions. Daegis’ eDiscovery Platform combines technology and on-demand services to deliver end-to-end and cost-effective solutions for corporations and law firms. The Company’s information management business delivers solutions for developing, managing, modernizing, and archiving application and business data. For additional information, visit www.daegis.com and follow us on our blog and Twitter at @daegis.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, as well as the Company’s Adjusted EBITDA please see the tables in this release captioned "Reconciliation of GAAP to Non-GAAP Net Income" which includes a reconciliation of the GAAP results to Non-GAAP results as well as “Reconciliation of GAAP Operating Income to Adjusted EBITDA.”

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Wille and the revenue backlog amount. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events, circumstances or otherwise.

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DAEGIS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,347	$4,752
Accounts receivable, net	8,834	10,968
Prepaid expenses and other current assets	1,377	1,805
Total current assets	14,558	17,525

Property and equipment, net	2,581	2,827
Goodwill	11,706	11,706
Intangibles, net	8,305	8,690
Other assets	1,073	1,121
Total assets	$38,223	$41,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$573	$450
Current portion of long term debt	2,002	2,945
Accrued compensation and related expenses	2,005	2,465
Common stock warrant liability	109	569
Other accrued liabilities	766	819
Deferred revenue	7,316	8,412
Total current liabilities	12,771	15,660

Long term debt, net of current portion	17,451	18,306
Deferred tax liabilities, net	760	734
Other long term liabilities	1,079	1,148
Total liabilities	32,061	35,848

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred Stock	2	2
Common stock	15	15
Additional paid-in capital	99,935	99,860
Accumulated other comprehensive income	251	341
Accumulated deficit	(94,041)	(94,197)
Total stockholders’ equity	6,162	6,021
Total liabilities and stockholders’ equity	$38,223	$41,869

DAEGIS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	July 31,
	2012	2011
Revenues:
eDiscovery	$4,073	$6,026
Database, archive, and migration	5,565	5,488
Total revenues	9,638	11,514

Operating Expenses:
Direct costs of eDiscovery revenue	2,155	2,397
Direct costs of database, archive, and migration revenue	1,282	1,349
Product development	1,884	1,976
Selling, general and administrative	5,033	4,947
Sale of intangible trade name	(1,000)	—
Total operating expenses	9,354	10,669
Income from operations	284	845

Other income (expense):
Loss on extinguishment of debt	—	(2,166)
Gain from change in fair value of common stock warrant liability	460	445
Interest expense	(442)	(900)
Other, net	(93)	49
Total other income (expense)	(75)	(2,572)

Income (loss) before income taxes	209	(1,727)
Provision for income taxes	52	51
Net income (loss)	$157	$(1,778)

Income (loss) per share:
Basic	$0.00	$(0.12)
Dilutive	$0.00	$(0.12)

Weighted-average shares used in computing income (loss) per share:
Basic	14,718	14,601
Dilutive	16,384	14,601

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands)

	Three Months Ended
	July 31,
	2012	2011
GAAP income from operations	$284	$845

Amortization of intangible assets	384	565
Stock based compensation expenses	176	228
Depreciation	278	230
Total adjustments to GAAP income from operations	838	1,023

Adjusted EBITDA	$1,122	$1,868

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$157	$(1,778)

Amortization of intangible assets and discount on notes payable	384	608
Stock based compensation expenses	176	228
Gain from change in fair value of common stock warrant liability	(460)	(445)
Loss on extinguishment of debt	—	2,166
Total adjustments to GAAP net income (loss)	100	2,557

Non-GAAP net income	$257	$779

Non-GAAP diluted earnings per share	$0.02	$0.05

Weighted-average shares used in computing earnings per share:
Dilutive	16,384	15,377